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                               ADVISORY AGREEMENT


                  AGREEMENT made as of March 11, 1987 between TEMPORARY INVESTMENT FUND, INC., a Maryland corporation (herein called the "Company"), and PROVIDENT INSTITUTIONAL MANAGEMENT CORPORATION, a Delaware corporation (herein called the "Investment Adviser"), registered as an investment adviser under the Investment Advisers Act of 1940 and wholly-owned by Provident National Bank (herein called "Provident").

                  WHEREAS, the Company is registered as an open-end. diversified, management investment company under the Investment Company Act of 1940 and presently offers five classes of shares representing interests in two separate investment portfolios; and

                  WHEREAS, the Company desires to retain the Investment Adviser to render investment advisory and administrative services to the Company, and the Investment Adviser is willing to so render such services;

                  NOW, THEREFORE, this Agreement

                                   WITNESSETH:

                  In consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. Appointment.

                           (a) The Company hereby appoints the Investment
Adviser to act as investment adviser to the Company for its TempFund portfolio (herein called "TempFund") and its TempCash portfolio (herein called "TempCash") (collectively, herein called the "Portfolios") for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                           (b) In the event that the Company establishes one or
more portfolios other than the Portfolios with respect to which it desires to retain the Investment Adviser to act as investment adviser hereunder, the Company shall notify the Investment Adviser in writing. If the Investment Adviser is willing to render such services it shall notify the Company in writing whereupon, subject to such shareholder approval as may be required pursuant to Paragraph 10 hereof, such portfolio shall become a Portfolio hereunder and the compensation payable by such new Portfolio to the Investment Adviser will be as agreed in writing at the time.
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                  2. Delivery of Documents. The Company has furnished the
Investment Adviser with copies properly certified or authenticated of each of the following:

                           (a) Articles of Incorporation of the Company, filed
with the Secretary of State of Maryland on February 8. 1973, as amended (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, herein called the "Articles of Incorporation");

                           (b) By-Laws of the Company, as amended (such By-
Laws, as presently in effect and as they shall from time to time be amended, herein called the "By-Laws");

                           (c) Resolutions of the Board of Directors of the
Company authorizing the appointment of the Investment Adviser and the execution and delivery of this Agreement;

                           (d) Registration Statement under the Securities Act
of 1933, as amended, on Form S-5 (No. 2-47015) relating to shares of the Company's common stock, $.001 par value, representing interests in TempFund, and all amendments thereto, and the Registration Statement under the Securities Act of 1933, as amended, on Form N-1 (No. 2-87227) relating to shares of the Company's common stock, $.001 par value, representing interests in TempCash (collectively, such shares of common stock are herein called "Shares") and all amendments thereto;

                           (e) Registration Statement of the Company under the
Investment Company Act of 1940 on Form N-8B-1 (No. 811-2354) as filed with the Securities and Exchange Commission on February 9, 1973 and all amendments thereto;

                           (f) Notification of Registration of the Company under
the Investment Company Act of 1940 on Form N-8A as filed with the Securities and Exchange Commission on February 9, 1973 and all amendments thereto; and

                           (g) Prospectuses of the Company's Portfolios in
effect under the Securities Act of 1933 (such prospectuses, as presently in effect and as they shall from time to time be amended and supplemented, herein called the "Prospectuses").

                  The Company will furnish the Investment Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

                  3. Management. Subject to the supervision of the Board of Directors of the Company, the Investment Adviser will provide a continuous investment program for each of the Portfolios, including investment research and management with


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respect to all securities, investments, cash and cash equivalents in the
Portfolios. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Company for each of its Portfolios. The Investment Adviser will provide the services rendered by it hereunder in accordance with the investment objective and policies of each of the Portfolios as stated in their respective Prospectuses. The Investment Adviser further agrees that it:

                           (a) will conform with all applicable Rules and
Regulations of the Securities and Exchange Commission (herein called the "Rules"), and will in addition conduct its activities under this Agreement in accordance with regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies to the same extent as if such regulations were by their terms applicable to the activities of the Investment Adviser;

                           (b) will not invest its assets or the assets of any
accounts advised by it or by Provident in Shares, make loans for the purpose of purchasing or carrying Shares, or make interest-bearing loans to the Company;

                           (c) will place orders pursuant to its investment
determinations for each Portfolio either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Company with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Company's principal underwriter, the Investment Adviser or any affiliated person thereof, except to the extent permitted by the Securities and Exchange Commission;

                           (d) will, together with Provident, maintain all books
and records with respect to the securities transactions of the Portfolios, keep their respective books of account and will render to the Company's Board of Directors such periodic and special reports as the Board may request; and

                           (e) will compute the respective net asset value and
net income for each of the Portfolios.(and each series or subclass thereof) on each business day as described in their respective Prospectuses or as more frequently requested by the Company.




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                  4. Services Not Exclusive. The investment management services rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

                  5. Sub-Advisory Agreement. Notwithstanding anything herein to the contrary, this Agreement shall not be effective until the Investment Adviser and Provident deliver to the Company a duly executed copy of the Sub-Advisory Agreement in substantially the form attached as Exhibit A-1 hereto (the "Sub-Advisory Agreement") pursuant to which Provident will provide the Investment Adviser with certain investment advisory services on behalf of each Portfolio. The Investment Adviser agrees to give the Company prompt written notice of any termination of or notice to terminate the Sub-Advisory Agreement by any person other than the Company.

                  6. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules, the Investment Adviser hereby agrees that all records which it maintains for each Portfolio are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 of the Rules.

                  7. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of (including brokerage commissions, if any) securities purchased for the Portfolios.

                  In addition, if the expenses borne by any Portfolio in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which the Shares are registered or qualified for sale to the public, the Investment Adviser shall reimburse such Portfolio for one-half of any excess up to the amount of the fees payable by the particular Portfolio to it during such fiscal year pursuant to paragraph 8 hereof; provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse such Portfolio for one-half of such excess expenses regardless of the amount of such fees payable to it during such fiscal year to the extent that the securities regulations of any state in which the Shares are registered or qualified for sale so require.

                  8. Compensation.

                           (a) For the services provided and the expenses
assumed pursuant to this Agreement with respect to TempFund, the Company will pay the Investment Adviser from the assets of

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TempFund and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rate: .175% of the first $1 billion of TempFund's average net assets, plus .15% of the next $1 billion of its average net assets, plus .125% of the next $1 billion of its average net assets, plus .1% of the next $1 billion of its average net assets, plus .095% of the next $1 billion of its average net assets, plus .09% of the next $1 billion of its average net assets, plus .08% of the next $1 billion of its average net assets, plus .075% of the next $1 billion of its average net assets, plus .07% of its average net assets over $8 billion. The fee will be reduced by one-half of the amount necessary to ensure that the ordinary operating expenses (excluding interest, taxes, brokerage, payments to Service Organizations pursuant to Servicing Agreements and extraordinary expenses) of TempFund do not exceed .45% of TempFund's average net assets for any fiscal year.

                           (b) For the services provided and the expenses
assumed pursuant to this Agreement with respect to TempCash, the Company will pay the Investment Adviser from the assets of TempCash and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rate: .175% of the first $1 billion of TempCash's average net assets, plus .15% of the next $1 billion of its average net assets, plus .125% of the next $1 billion of its average net assets, plus
 .1% of the next $1 billion of its average net assets, plus .095% of the next $1 billion of its average net assets, plus .09% of the next $1 billion of its average net assets, plus .085% of the next $1 billion of its average net assets, plus .08% of its average net assets over $7 billion.

                  The fee attributable to each Portfolio shall be the several (and not joint or joint and several) obligation of each such Portfolio.

                  9. Limitation of Liability of the Investment Adviser. Neither Provident nor the Investment Adviser shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Investment Adviser shall be liable to the Company for the acts and omissions of Provident to the extent that Provident is liable to the Investment Adviser for such acts or omissions under the Sub-Advisory Agreement between the Investment Adviser and Provident.


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                  10. Duration and Termination. This Agreement shall become
effective with respect to a Portfolio upon approval of this Agreement by vote of a majority of the outstanding voting securities of such Portfolio and, unless sooner terminated as provided herein, shall continue with respect to such Portfolio until March 31, 1988. Thereafter, if not terminated, this Agreement shall continue with respect to a Portfolio for successive annual periods ending on March 31, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of such Portfolio; provided, however, that this Agreement may be terminated with respect to a Portfolio by the Company at any time, without the payment of any penalty, by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of such Portfolio, on 60 days' written notice to the Investment Adviser, or by the Investment Adviser at any time, without payment of any penalty, on 90 days' written notice to the Company. This Agreement will immediately terminate in the event of its assignment and will immediately terminate with respect to a Portfolio upon any termination with respect to such Portfolio of the Sub-Advisory Agreement. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the Investment Company Act of 1940.)

                  11. Amendment of this Agreement. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting a Portfolio shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of such Portfolio.

                  12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.

                                        TEMPORARY INVESTMENT FUND, INC.

Attest:


/s/ Robert E. Putney, III               By /s/ Edward J. Roach
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                                               Vice President

(Corporate Seal)


                                        PROVIDENT INSTITUTIONAL MANAGEMENT
                                           CORPORATION

Attest:


/s/ John D. Silcox, Jr.                 By /s/ Thomas H. Nevin
-------------------------------            -------------------------------
                                               President

(Corporate Seal)




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